Exhibit 4.6
CINEMARK HOLDINGS, INC.
2006 LONG TERM INCENTIVE PLAN
RESTRICTED SHARE AWARD AGREEMENT
     This Restricted Share Award Agreement (this “Agreement”), made as of the ___ day of ___, 2007 (the “Grant Date”) by and between Cinemark Holdings, Inc., a Delaware corporation (the “Company”), and _________ (the “Grantee”), evidences the grant by the Company of a Stock Award (the “Award”) of restricted Common Stock, par value $0.001 per share (the “Common Stock”) to the Grantee on such date and the Grantee’s acceptance of the Award in accordance with the provisions of the Company’s 2006 Long Term Incentive Plan (the “Plan”), a copy of which is attached hereto as Exhibit A.
     NOW, THEREFORE, in consideration of the premises and the benefits to be derived from the mutual observance of the covenants and promises contained herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
     1. Basis for Award. This Award is made pursuant to the Plan for valid consideration provided to the Company by the Grantee as a Non-Employee Director of the Company in accordance with the Company’s Non-Employee Director Compensation Policy (the “Compensation Policy”). By your execution of this Agreement, you agree to accept the Restricted Share Award rights granted pursuant to this Restricted Share Award Agreement and to receive the Restricted Shares of Cinemark Holdings, Inc. (the “Restricted Shares”) designated herein subject to the terms of the Plan and this Award Agreement.
     2. Restricted Share Award. The Company hereby awards to Grantee, at a purchase price of $0.001 per share, _________ shares of Common Stock of the Company (the “Restricted Share Award”) which shall be subject to the restrictions and conditions set forth in the Plan and in this Agreement. In the event that Grantee fails to pay the designated purchase price within seven business days following the Grant Date, the Restricted Share Award shall expire and be canceled. One or more stock certificates representing the number of Restricted Shares specified herein shall hereby be registered in the Participant’s name (the “Stock Certificate”), but shall be deposited and held in the custody of the Company for the Participant’s account as provided in Section 10(c) hereof until such Restricted Shares become vested. Participant acknowledges and agrees that Restricted Shares may be issued as a book entry with the Company’s transfer agent and that no physical Stock Certificates need be issued for so long as the shares remain unvested shares. Subject to the terms of this Agreement, Participant shall have all the rights of a stockholder with respect to the Restricted Shares while they are held in the custody of the Company for Participant ’s account, including the right to vote the Restricted Shares and to receive any dividends thereon.
     3. Vesting.
          (a) The Restricted Shares shall vest and restrictions on transfer shall lapse on _________ (the “Vesting Date”) if the Grantee continuously serves as a Non-Employee Director of the Company through the Vesting Date.

          (b) Any unvested shares of Common Stock shall become vested if, during the term of Grantee’s service as a director of the Company, the Company consummates a merger, consolidation, sale of all or substantially all of the assets of the Company, sale of the outstanding capital stock of the Company or similar transaction (a “Liquidity Event”) approved by the Board of Directors and stockholders of the Company pursuant to which all of the stockholders of the Company receive cash, stock or other property in exchange for their stock in the Company; provided, however, that a transaction shall not constitute a Liquidity Event if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
          (c) In the event Grantee’s service as a Non-Employee Director of the Company is terminated by the Company for any reason, by Grantee for any reason, as a result of a failure to nominate Grantee for reelection as a Director of the Company, a failure of the Company’s stockholders to reelect Grantee as a Director of the Company, or as a result of Grantee’s death, disability or retirement, no unvested shares of Common Stock shall become vested after such termination of Grantee’s service as a Non-Employee Director of the Company.
     4. Compliance with Laws and Regulations. The issuance and transfer of Common Stock shall be subject to compliance by the Company and Grantee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s Common Stock may be listed at the time of such issuance or transfer. Grantee understands that the Company is under no obligation to register or qualify the Common Stock with the SEC, any state securities commission or any stock exchange to effect such compliance.
     5. Tax Considerations.
          (a) Grantee acknowledges and agrees that Grantee shall be solely responsible for the payment of any federal, state or local taxes of any kind required by law to be paid with respect to the Restricted Shares. The Company shall issue to Grantee a Form 1099 with respect to the Restricted Shares.
          (b) Grantee may elect, within thirty (30) days of the Grant Date, to include in gross income for federal income tax purposes an amount equal to the Fair Market Value of the Restricted Shares less the amount, if any, paid by the Grantee for the Restricted Shares granted hereunder pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended. Grantee shall be solely responsible for properly filing any such election with the Internal Revenue Service.
     6. No Right to Continued Service. Nothing in the Plan or this Agreement shall confer on Grantee any right to continue to serve as a director of the Company or any Affiliate, or limit in any way the right of the Company or any Affiliate to terminate Grantee’s service as a director of the Company or any Affiliate, with or without Cause.
     7. Representations and Warranties of Grantee. Grantee represents and warrants to the Company that:

          (a) Agrees to Terms of the Plan. Grantee has received a copy of the Plan and has read and understands the terms of the Plan and this Agreement, and agrees to be bound by their terms and conditions. Grantee acknowledges that there may be adverse tax consequences upon the vesting of Restricted Shares or disposition of the shares of Common Stock once vested, and that Grantee should consult a tax advisor prior to such time.
          (b) Purchase for Own Account for Investment. Grantee is receiving the Common Stock for Grantee’s own account for investment purposes only and not with a view to, or for sale in connection with, a distribution of the Common Stock within the meaning of the Securities Act. Grantee has no present intention of selling or otherwise disposing of all or any portion of the Common Stock and no one other than Grantee has any beneficial ownership of any of the Common Stock.
          (c) Access to Information. Grantee has had access to all information regarding the Company and its present and prospective business, assets, liabilities and financial condition that Grantee reasonably considers important in making the decision to purchase the Common Stock, and Grantee has had ample opportunity to ask questions of the Company’s representatives concerning such matters and this investment.
          (d) Understanding of Risks. Grantee is fully aware of: (i) the highly speculative nature of the investment in the Common Stock; (ii) the financial hazards involved; (iii) the lack of liquidity of the Common Stock and the restrictions on transferability of the Common Stock (e.g., that Company has no obligation to register the Common Stock subject to the Restricted Shares and Grantee may not be able to sell or dispose of the shares of Common Stock or use them as collateral for loans); (iv) the qualifications and backgrounds of the management of the Company; and (v) the tax consequences of investment in the Common Stock. Grantee is capable of evaluating the merits and risks of this investment, has the ability to protect Grantee’s own interests in this transaction and is financially capable of bearing a total loss of this investment. Grantee acknowledges that no representations have been made by the Company regarding the current or future value of the Common Stock or the ability of the Company to achieve any certain level of future earnings, register the shares, or engage in any type of liquidity transaction resulting in value to the Company’s stockholders.
          (e) No General Solicitation. At no time was Grantee presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the shares of Common Stock.
          (f) Reliance on Agreement. Grantee represents and warrants that (i) Grantee has entered into this Agreement in order to induce the Company to grant Restricted Shares to Grantee pursuant to the Compensation Policy, (ii) Grantee is the record and beneficial owner of the Option Shares (as defined in Section 10) with full right and power to transfer the Option Shares to the Company free and clear of any liens, claims or encumbrances, and (iii) Grantee understands that the stock certificates evidencing the Option Shares will bear a legend referencing this Agreement.

     8. Compliance with U.S. Federal Securities Laws. Grantee understands and acknowledges that the Common Stock has not been registered with the SEC under the Securities Act and that, notwithstanding any other provision of the Agreement to the contrary, the vesting and holding of the Common Stock is expressly conditioned upon compliance with the Securities Act and all applicable state securities laws. Grantee agrees to cooperate with the Company to ensure compliance with such laws.
     9. Restricted Securities.
          (a) Nontransferability Prior to Vesting. Until the Restricted Shares became vested, the unvested Restricted Shares may not be sold, transferred, assigned, pledged, conveyed, hypothecated, or otherwise disposed of.
          (b) No Transfer Unless Registered or Exempt. Grantee understands that Grantee may not transfer any vested share of Common Stock unless such Common Stock is registered under the Securities Act or qualified under applicable state securities laws or unless, in the opinion of counsel to the Company, exemptions from such registration and qualification requirements are available. Grantee understands that only the Company may file a registration statement with the SEC and that the Company is under no obligation to do so with respect to the Common Stock. Grantee has also been advised that exemptions from registration and qualification may not be available or may not permit Grantee to transfer all or any of the Common Stock in the amounts or at the times proposed by Grantee.
          (c) SEC Rule 144. In addition, Grantee has been advised that SEC Rule 144 promulgated under the Securities Act, which permits certain limited sales of unregistered securities requires that the Common Stock be held for a minimum of one (1) year, and in certain cases two (2) years, after they have been purchased and paid for (within the meaning of Rule 144). Grantee understands that Rule 144 may indefinitely restrict transfer of the Common Stock so long as Grantee remains an “affiliate” of the Company or if “current public information” about the Company (as defined in Rule 144) is not publicly available. Affiliates must comply with the provisions (in addition to the holding period requirements) of Rule 144.
     10. Option to Repurchase Unvested Stock. Grantee grants to the Company an irrevocable right and option (the “Option”) to purchase from Grantee shares of unvested Common Stock standing in the name of Grantee on the books of the Company (the “Option Shares”) in accordance with this Agreement.
          (a) Option Exercise Price. The exercise price for the Option Shares (the “Option Exercise Price”) shall be $0.001 per share.
          (b) Repurchase of Option Shares. Option Shares may be repurchased by the Company at a price of $0.001 per share and shall be transferred to the Company automatically without further action by Grantee if repurchased by the Company. The Company may exercise the right to repurchase the Option Shares at any time within one hundred twenty (120) days after termination for any reason of Grantee’s service as a Non-Employee Director of the Company. The repurchase price may be paid to Grantee by personal delivery or by Company check mailed to Grantee’s last known address on the Company’s records. Grantee acknowledges the Option

Shares shall be held by Grantee subject to the applicable vesting requirements set forth in this Agreement and Grantee shall have no right to retain any Option Shares that the Company repurchases in accordance with the terms of this Agreement. The Company may elect to assign its right to repurchase the Option Shares to any designee of the Company.
          (c) Deposit of the Option Shares. Grantee shall deposit all of the Option Shares with the Company to hold until the Option Shares become vested, at which time such vested shares shall no longer constitute Option Shares. The Company will deliver to Grantee the shares of Common Stock that become vested upon vesting of such shares. Grantee shall execute and deliver to the Company, concurrently with the execution of this Agreement blank stock powers for use in connection with the transfer to the Company or its designee of Option Shares that do not become vested.
          (d) Adjustments. The number of Option Shares and the Option Exercise Price per Option Share shall be automatically adjusted to reflect any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination or exchanges of shares or other similar event affecting the Company’s outstanding Common Stock subsequent to the date of this Agreement. If Grantee becomes entitled to receive any additional shares of Common Stock or other securities (“Additional Securities”) in respect of the Option Shares prior to the exercise of the Option, the total number of Option Shares shall be equal to the sum of (i) the initial Option Shares; and, (ii) the number of Additional Securities issued or issuable in respect of the initial Option Shares and any Additional Securities previously issued to Grantee. The Option Exercise Price per Option Share shall be equal to the applicable Option Exercise Price per Option Share set forth in Section 10(a) (as adjusted pursuant to the first sentence of this Section 10(d)) divided by the sum of (a) the number of Additional Securities issued or issuable in respect of each Option Share and any Additional Securities previously issued to Grantee plus (b) the initial Option Share.
     11. Restrictive Legends and Stop-Transfer Orders.
           (a) Legends. Grantee understands and agrees that the Company will place the legends set forth below or similar legends on any stock certificate(s) evidencing the Common Stock, together with any other legends that may be required by state or U.S. Federal securities laws, the Company’s Certificate of Incorporation or Bylaws, any other agreement between Grantee and the Company or any agreement between Grantee and any third party:
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

          (b) Stop-Transfer Instructions. Grantee agrees that, to ensure compliance with the restrictions imposed by this Agreement, the Company may issue appropriate “stop-transfer” instructions to its transfer agent, if any, and if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.
          (c) Refusal to Transfer. The Company will not be required (i) to transfer on its books any shares of Common Stock that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such shares, or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such shares have been so transferred.
     12. Modification. The Agreement may not be amended or modified except in writing signed by both parties.
     13. Plan. Except as otherwise provided herein, or unless the context clearly indicates otherwise, capitalized terms herein which are defined in the Plan have the same definitions as provided in the Plan. The terms and provisions of the Plan are incorporated herein by reference, and the Grantee hereby acknowledges receiving a copy of the Plan. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Agreement, the Plan shall govern and control.
     14. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by Grantee or the Company to the Board for review. The resolution of such a dispute by the Board shall be final and binding on the Company and Grantee.
     15. Entire Agreement. The Plan is incorporated herein by reference. This Agreement and the Plan constitute the entire agreement of the parties and supercede all prior undertakings and agreements with respect to the subject matter hereof. If any inconsistency should exist between the nondiscretionary terms and conditions of this Agreement and the Plan, the Plan shall govern and control.
     16. Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to Grantee shall be in writing and addressed to Grantee at the address indicated on the signature page hereof or to such other address as such party may designate in writing from time to time to the Company. All notices shall be deemed to have been given or delivered upon: (a) personal delivery; (b) three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested); (c) one (1) business day after deposit with any return receipt express courier (prepaid); or (d) one (1) business day after transmission by facsimile or telecopier.
     17. Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon Grantee and Grantee’s heirs, executors, administrators, legal representatives, successors and assigns.

     18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to its conflict of law principles. If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.
     19. Acceptance. Grantee hereby acknowledges receipt of a copy of the Plan and this Agreement. Grantee has read and understands the terms and provisions thereof, and accepts the Award subject to all the terms and conditions of the Plan and this Agreement. Grantee acknowledges that there may be adverse tax consequences upon exercise of the Award or disposition of the Shares and that Grantee should consult a tax advisor prior to such exercise or disposition.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first above written.

CINEMARK HOLDINGS, INC.

By:

Name:

Title:

GRANTEE

Name:

Address:

Signature Page to
Restricted Share Award Agreement

EXHIBIT A
CINEMARK HOLDINGS, INC.
2006 LONG TERM INCENTIVE PLAN

A-1